Exhibit 10.16

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Security Agreement”) is entered into as of February ____, 2014, by Superior Drilling Products, LLC., a Utah limited liability company (“Debtor”), in favor of D4D LLC, a Texas limited liability company (“Secured Party”).

WHEREAS, at the time of the execution of this Security Agreement, Secured Party has agreed to lend two million dollars ($2,000,000) (the “Loan”), with such loan being evidenced by the Secured Convertible Promissory Note of even date herewith, payable by Debtor to the order of Secured Party (as may be amended, restated, supplemented or otherwise modified from time to time, the “Note”); and

WHEREAS, to induce Secured Party to make the Loan and other financial accommodations provided for in the Note, the Debtor has agreed to grant a security interest in collateral herein described to secure repayment of the Loan;

THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.0          Terms. Terms defined in the Note have the same meanings when used herein unless otherwise defined herein or the context hereof otherwise requires. Certain terms used herein are defined in Appendix I hereto, which is incorporated herein. Terms not defined herein (including Appendix I) or in the Note that are defined in the Texas Uniform Commercial Code, as in effect on the date hereof (the “UCC”; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Security Interest is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions), have the meanings specified in the UCC, and the definitions specified in Article 9 of the UCC control in the case of any conflicting definitions in the UCC. The singular number includes the plural and vice versa. Captions of Sections do not limit the terms of such Sections.

2.0          Security.

2.1          Security Interest. To secure payment and performance of repayment of the Loan and all obligations of Debtor under the Note (the “Obligations”), Debtor grants to Secured Party a security interest in the following described property of Debtor (the “Collateral”) wherever located, including:

(a)          Accounts;

(b)          Chattel Paper;

(c)          General Intangibles;

(d)          all amounts owing from time to time by Secured Party to Debtor in any capacity including without limitation, any balance belonging to Debtor of any deposit or other account with Secured Party, all investments thereof and any other claim of Debtor against Secured Party, now or hereafter existing, liquidated or unliquidated, and all properties of Debtor which are at any time in the possession, custody, or control of Secured Party or any of its agents, affiliates, or correspondents; and

(e)          all proceeds of the foregoing, and all dividends, distributions, and income attributable to proceeds, products, additions to, substitutions, replacements and supporting obligations, and accessions of, any and all Collateral described in this Section 2.1; “proceeds” includes, without limitation, all proceeds of any insurance (including any surrender value therefor, any right to return, or unearned premiums), causes and rights of action, remedies, privileges, settlements, judicial and arbitration judgments and awards, indemnities, liens, warranties, or guaranties payable from time to time with respect to or security; and all ledgers, files, writings, records, books, data bases, plans, drawings, and information relating to any of the foregoing.

2.2          Debtor to Remain Liable. Debtor shall remain liable under and, to the extent commercially reasonable, shall preserve the liability of all other parties to each agreement constituting part of the Collateral and shall perform all of its obligations thereunder. Except as required by the UCC or other applicable law, the exercise by Secured Party of any of its rights hereunder shall not release Debtor from any duties under any agreement. Secured Party has no obligation or liability with respect to any of the Collateral under any agreement by reason or arising out of the assignment thereof to Secured Party or the granting to Secured Party of a security interest therein or the receipt by Secured Party of any payment relating to any such agreement.

2.3          Termination. Subject to Section 9.10, this Security Agreement and all Security Interests granted under this Security Agreement will automatically terminate upon full repayment of the Obligations evidenced by the Note or conversion of the Obligations evidenced by the Note, without further action by the Secured Party or Debtor. Upon such termination, Secured Party agrees to file termination statements promptly with respect to all financing statements filed under the terms of this Security Agreement or otherwise.

2.4          Default. Debtor is in default under this Security Agreement upon the happening of an Event of Default.

3.0          Representations. Debtor makes the following representations to Secured Party:

3.1          Enforceability. This Security Agreement creates in favor of Secured Party an enforceable security interest in the Collateral, and the filing of a financing statement with the Secretary of State (or equivalent governmental official) of Utah that sufficiently indicates the Collateral, will perfect, and establish the first priority (subject to Permitted Liens) of, Secured Party’s security interest hereunder in the Collateral to the extent a security interest in such Collateral may be perfected under the UCC by the filing of a financing statement.

3.2          Authorization. The execution and delivery of this Security Agreement by the Debtor and the performance of the Debtor’s obligations under this Security Agreement have been duly authorized by all necessary organizational action in accordance with the Debtor’s organizational documents and applicable law. The Debtor has duly executed and delivered this Security Agreement.

3.3          Financial Condition of Debtor. Debtor is Solvent.

3.4          Title to Collateral and Related Matters.

(a)          Debtor has rights in or power to transfer the Collateral and its title to the Collateral free of any dispute, counterclaim, or defense.

(b)          To Debtor’s knowledge, each obligation constituting Payment Rights Collateral is a valid and enforceable obligation representing an undisputed debt owing by the Account Debtor to Debtor for a fixed sum as set forth in an invoice or other document or instrument representing the same. To Debtor’s knowledge, no Payment Rights Collateral is subject to any defense, right of offset, counterclaim or adjustment other than disputes arising in the ordinary course of business.

(c)          Exhibit 3.3(c) lists all trade names by which Debtor is now known or has been known during the preceding five (5) years.

3.5          No Violation. The execution and delivery of this Security Agreement and the consummation by the Debtor of the transactions contemplated thereby do not and will not (i) violate any provision of the Debtor’s organizational documents; (ii) violate any applicable law or order of any court or other tribunal applicable to the Debtor or by which any of the Debtor’s properties or assets may be bound; or (iii) constitute a default under any material agreement or contract by which the Debtor may be bound.

3.6          Instruments in Payment of Intangible Collateral. Debtor has not received any note, trade acceptance, draft, or other instrument with respect to or in payment of any Payment Rights Collateral.

3.7          Address and Place of Business. Debtor’s correct mailing address and the location of its chief executive office is 1583 South 1700 East, Vernal, UT 84078, and Debtor has no other place of Business. All of Debtor’s records or copies thereof pertaining to the Collateral and the proceeds thereof are now maintained at its chief executive office. Within the past four (4) months, Debtor has not changed the location of its chief executive office or where it keeps its records concerning the Collateral.

3.8          Name and Organization of Debtor. Debtor’s exact legal name, type of organization, and the jurisdiction under which Debtor is organized are as set forth in the first paragraph of this Security Agreement. Debtor’s organizational identification number is set forth below Debtor’s signature hereto. Debtor has not changed its name within the five (5) years immediately preceding the date of this Security Agreement, and Debtor conducts no business under any other name, whether or not registered as an assumed name, except as specified in Exhibit 3.3(c). Debtor will promptly advise Secured Party of any change in Debtor’s organizational identification number.

4.0          Covenants. Debtor covenants as follows:

4.1          In General. Debtor will (a) maintain good and marketable title to all Collateral free of any Lien (other than Permitted Liens); (b) perform fully and promptly all agreements applicable to it contained herein and in all other Loan Documents; (c) conduct all business efficiently and without voluntary interruption; (d) preserve all material rights, privileges, and franchises held or used in its business; (e) at its cost and expense, defend any action which may affect the Security Interest or Debtor’s title to the Collateral; (f) upon the request of Secured Party, use commercially reasonable efforts to obtain an acknowledgment from any third party which holds possession of any Collateral that the third party holds the Collateral for the benefit of Secured Party; and (g) upon the request of Secured Party, cooperate with Secured Party so that Secured Party is allowed to obtain a control agreement in form and substance reasonably satisfactory to Secured Party with respect to Collateral which consists of electronic chattel paper.

4.2          Processing, Sale, Collections, Etc.

(a)           Debtor will, at its own expense, endeavor to collect, when due, all amounts due with respect to any of the Collateral, and take such action with respect to such collection as Secured Party may reasonably request or, in the absence of such request, as Debtor may deem advisable.

(b)          Except for the collection of accounts receivable, or as permitted by this Section 4.2(b) or under the Note, Secured Party does not authorize Debtor to, and Debtor will not, sell, lease, assign, license or transfer the Collateral or any part thereof (other than proceeds of permitted dispositions) except upon obtaining the prior written consent of Secured Party, which will not be unreasonably withheld.

4.3          Change of Name or Location. Debtor will not change its state of organization, name, or form of organization or conduct any of its business under any name except its legal name or those identified on Exhibit 3.3(c) without the prior, written consent of Secured Party, which consent is conditioned on Debtor’s delivery of all documents necessary or desirable to preserve the Security Interest. Debtor will not establish a new location for its chief executive office or for maintaining its books and records nor the location of any Collateral until it has given to Secured Party not less than ten (10) days’ prior written notice of its intention to do so which identifies such new location and provides such other information and documents in connection therewith as Secured Party may request.

4.4          Records. Debtor will maintain a complete and accurate set of books and records containing up-to-date posting of all Debtor’s transactions. Debtor will keep proper books and records with respect to the Collateral and will upon request mark or otherwise make entries with respect to such books and records to reflect the Security Interest.

4.5          Reports. Debtor will furnish Secured Party with any information with respect to the Collateral as Secured Party may reasonably request upon at least ten (10) days written notice. Except for transactions in the ordinary course of Debtor’s business, if Debtor grants to any Account Debtor a credit, in excess of $250,000 or if Debtor receives back any goods having a value of more than $250,000 which Debtor had delivered to an Account Debtor, Debtor will forthwith give notice to Secured Party, in writing, of the issuance of such credit or the return of such goods. Debtor will promptly advise Secured Party of the existence of any dispute with respect to any material item of Collateral.

4.6          Indemnity. Debtor indemnifies and agrees to hold Secured Party harmless from and against any loss, claim, demand, or expense (including attorneys’ fees) (individually, a “Claim”) arising by reason, or in any manner related to, this Security Agreement or the Collateral or the failure of Debtor to comply with any state or federal statute, rule, regulation, order, or decree but excluding any Claim arising by reason of the gross negligence or willful misconduct of Secured Party. Secured Party shall control the defense of any Claim, but Debtor will pay the cost thereof.

4.7          Taxes. Debtor will pay all taxes and assessments on the Collateral or on its use or operation prior to the time such taxes become past due, except such as are being contested in good faith.

4.8          Operations. Debtor will at all times comply in all material respects with all applicable law, the violation of which could have a material adverse effect on the Debtor or the interests of the Secured Party hereunder.

4.9          Assurances. Debtor authorizes Secured Party to file a financing statement describing the Collateral. Debtor will at its own expense take all action as Secured Party may at any time reasonably request to protect, assure or enforce Secured Party’s interests, rights and remedies created by, provided in or emanating from this Security Agreement. Debtor will (a) take such steps as Secured Party may reasonably request to ensure Secured Party obtains control with respect to all Collateral in which a security interest may be perfected by control, and to use commercially reasonable efforts to cause any bailee in possession of any Collateral to acknowledge that such bailee will act with respect to such Collateral on the instructions of Secured Party without consent by Debtor; (b) promptly advise Secured Party of the assignment to Debtor of any organizational identification number (if Debtor does not currently have one) or of any change in Debtor’s current organizational identification number; and (c) execute and deliver to Secured Party, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary or advisable by Secured Party) such assignments, security agreements, mortgages, deeds of trust, pledge agreements, consents, waivers, financing statements (and amendments thereof), stock or bond powers, and other documents, and do such other acts and things, all as may from time to time in the reasonable opinion of Secured Party be necessary or desirable to establish and maintain a valid perfected first priority security interest (subject to the Permitted Liens) in the Collateral free of all Liens other than Permitted Liens.

4.10          Preservation. Debtor has the risk of loss of the Collateral. Secured Party’s duty with respect to any Collateral in the possession of Secured Party is to solely use reasonable care in the custody and preservation of the Collateral and to comply with any other obligations imposed on a secured party under the UCC as to such matters. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose (a) as is commercially reasonable given the nature of the Collateral, (b) as required by the UCC, or (c) as Debtor may request in writing, but failure by Secured Party to comply with any such request shall not of itself be deemed a failure to exercise such reasonable care. Except as otherwise provided in this Security Agreement, Secured Party is not responsible for, nor are the Obligations (or Debtor’s liability with respect thereto) subject to setoff or reduction by reason of, any shortage, discrepancy, damage, loss, or destruction in or to the Collateral unless caused by the gross negligence or willful misconduct of Secured Party nor, in any event, any depreciation in the value of the Collateral. Secured Party is not required to fulfill any of the obligations of Debtor with respect to any of the Collateral, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance of any party under any of the Collateral, or to present or file any claim, or to take any action to enforce any performance or the payment of any amounts which have been assigned to it, in which it has been granted a security interest, or to which it may be entitled at any time. Secured Party has no duty to maintain in force, to prevent lapse or impairment of, or to exercise any rights with respect to any of the Collateral or any insurance thereon, or to exercise any rights, options or privileges respecting any of the Collateral or to take any steps necessary to preserve rights against prior or other parties or to enforce collection of the Collateral or any part thereof by legal proceedings or otherwise. The duties of Secured Party are to account to Debtor for Collateral actually received by Secured Party and to receive collections, remittances and payments on such Collateral as and when made and received by Secured Party and hold same as Collateral or apply same to the Obligations pursuant to the terms hereof.

5.0          Secured Party’s Rights and Remedies. Subject to the UCC or other applicable law to the extent applicable, Secured Party has the following rights upon the occurrence of an Event of Default, and at any time thereafter.

5.1          Delivery of Collateral. Secured Party may at any time demand and Debtor shall deliver to Secured Party possession or control of any of the Collateral.

5.2          Performance by Secured Party. Secured Party may, but is not obligated to, perform or attempt to perform any agreement of Debtor contained herein. If any material part of the Collateral becomes the subject of any proceeding and Debtor fails to defend fully such proceeding and to protect Debtor’s and Secured Party’s rights in such Collateral in good faith, Secured Party may, at its option but at Debtor’s cost, elect to defend and control the defense of such litigation or other proceeding, and may (a) select and retain counsel, (b) determine whether settlement shall be offered or accepted, and (c) determine and negotiate all settlement terms.

5.3          Regarding Intangible Collateral. Secured Party may upon contemporaneous notice to Debtor and without the necessity of foreclosing thereon, notify, any person liable in respect of any Payment Rights Collateral to make payment directly to Secured Party and receive such payments and otherwise enforce Debtor’s rights against Account Debtors. All payments so received will be applied as specified herein. Except as specifically permitted in this Security Agreement, Debtor will not agree to any modification of the terms of any Payment Rights Collateral without the prior written consent of Secured Party. If any Collateral evidences a security interest of Debtor in any property, Debtor will take all steps reasonably necessary to perfect such security interest. After an Account Debtor has been notified of the assignment of the Collateral to Secured Party, Debtor shall not release, compromise, or adjust any Payment Rights Collateral, or any guaranty, security, or lien therefor, or grant any discounts, allowances, or credits thereon, or bring any suit to enforce payment thereof. Except as may be required by the UCC, to the extent applicable, Secured Party is not liable for any error, omission, or delay occurring in the settlement, collection, or payment of or enforcement of rights with respect to any Payment Rights Collateral or of any instrument received in full or part payment thereof or in dealing with any lien, security, or guaranty of or any other contractual undertaking related to any Payment Rights Collateral. Secured Party may require Debtor to deposit in a bank account in a bank of Secured Party’s choice over which Secured Party alone shall have the authority to make withdrawals, or deliver to Secured Party all checks, drafts, money, or other cash proceeds of the Collateral, immediately upon receipt thereof and in form received (except for any necessary endorsement or assignment to permit a collection). Secured Party may hold the funds in said account as additional Collateral or may, at its discretion, apply same to the Obligations. Secured Party may attempt to collect from any person liable in respect of any Payment Rights Collateral, by suit or otherwise, any sums due thereon and otherwise to enforce Debtor’s rights with respect thereto, and may surrender, release, or exchange any Collateral therefor and extend, renew, or compromise any sums payable in connection therewith, but Secured Party is in any event entitled to charge back against Debtor any uncollected Payment Rights Collateral.

5.4          Removal and Possession. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at any place designated by Secured Party which is reasonably convenient to both parties. Secured Party is entitled to immediate possession of all books and records pertaining to any of the Collateral. Secured Party may leave the Collateral on Debtor’s or any other party’s premises but under Secured Party’s control or may remove the Collateral from the premises of Debtor or from wherever located, and, for purposes of removal and possession, Secured Party or its representatives may enter any premises of Debtor without legal process and thereafter hold or store same, and Debtor waives and releases Secured Party from all claims in connection therewith or arising therefrom, and Secured Party may maintain at Debtor’s expense on Debtor’s premises a custodian who may exercise Secured Party’s rights to protect the Collateral.

5.5          Sale of Collateral.

(a)          Secured Party may sell the Collateral, in one or more sales or parcels, at such price as Secured Party deems adequate and for cash or on credit or for future delivery, without assumption of any credit risk, any portion of the Collateral, at any broker’s board or at public or private sale, without demand of performance or notice of intention to sell except to the extent required by applicable law. The purchaser of any Collateral sold shall thereafter hold the same free from any claim or right, including any equity of redemption, of Debtor. Secured Party may make any such sale subject to any limitation or restriction, including but not limited to a limitation in the method of offering the Collateral or in the number or identity of prospective bidders, which Secured Party may believe to be necessary to comply with any requirement of applicable law or in order to obtain any required approval of the purchase or the purchaser by any governmental authority or officer. No such limitation or restriction shall cause such sale not to be considered a commercially reasonable sale, nor shall Secured Party be liable or accountable to Debtor, nor shall the Obligations be subject to any reduction, by reason of the fact that the proceeds of a sale subject to any such limitation or restriction are less than otherwise might have been obtained. Without notice to or consent by Debtor Secured Party may exercise all rights as the insured, beneficiary, or owner of any insurance policy and may surrender same and receive the surrender value thereof or sell same pursuant to the terms thereof.

(b)          Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor commercially reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice are met if such notice is given in accordance with Section 9.1 at least ten (10) days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling, leasing or the like shall include Secured Party’s attorneys’ fees and legal expenses, and all such expenses shall be borne by Debtor. Public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or use of Collateral of the types subject to this Security Agreement, or public auction, are commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and the credit risks of such sales.

(c)          At any sale Secured Party may sell any part of the Collateral without warranty of any kind and may specifically disclaim any warranty of title or the like, and none of the foregoing will be considered to make the sale not commercially reasonable.

5.6          Other Rights.

(a)          Secured Party may exercise all other rights it may have under any of the other agreements between Debtor and Secured Party, or under applicable law. Secured Party is entitled to the appointment of a receiver to take possession of all or any portion of the Collateral and to exercise any such powers as the court confers upon the receiver.

(b)          If Debtor so agrees in writing, Secured Party may accept all or part of the Collateral in full or partial satisfaction of the Obligations.

5.7          Exercise of Rights. Secured Party may exercise its rights with respect to the Collateral in such manner and in such order as Secured Party determines, and Secured Party is not required to license, sell, or dispose of any part of the Collateral or to collect, or attempt to collect, any sum payable by reason of the Collateral before Secured Party may collect the Obligations, nor is Secured Party obligated to attempt to collect the Obligations before licensing, selling, or disposing of any part of the Collateral. Secured Party may, without foreclosing thereon, license, collect and otherwise enforce all amounts owing on the Collateral or any proceeds or otherwise enforce all of Debtor’s or Secured Party’s rights in any of the Collateral. Neither Debtor nor any other party liable in respect of the Obligations may direct the application of any proceeds received by Secured Party, and Secured Party may apply any such proceeds as herein provided.

5.8          Proceeds of Sale.

(a)          All proceeds of sale or other disposition or collection of the Collateral after default, at Secured Party’s discretion and to the extent permitted by applicable law, shall be applied first to all costs and expenses of sale or other disposition or collection, including attorneys’ fees, and expenses for holding, preparing for sale, and selling the property; second, in whatever order Secured Party elects, to payment of the Obligations; third, to the settling of any other Liens or claims against the Collateral. If the Obligations are fully satisfied and there are no other claims to any surplus, Debtor is entitled to any surplus of the Collateral or the proceeds received therefrom, but Debtor remains liable for any deficiency.

(b)          If Secured Party sells any of the Collateral on credit, Debtor is entitled to credit on the Obligations for those payments actually made by the purchaser received by Secured Party and applied to the debt of the purchaser for such purchase.

6.0          Attorney-In-Fact. Debtor appoints Secured Party as Debtor’s attorney-in-fact (without requiring it to act as such) with full power of substitution to do any act which Debtor is obligated by this Security Agreement to do, including, without limitation, (a) to receive cash and to receive and to endorse the name of Debtor on all checks, drafts, money orders, or other instruments for the payment of monies that are payable to Debtor and constitute collections of the Collateral, (b) to execute in the name of Debtor schedules, assignments, documents, financing statements, amendments of financing statements, and other papers deemed necessary or appropriate by Secured Party to perfect, preserve, or enforce the Security Interest; (c) to exercise all rights of Debtor in the Collateral, (d) to make withdrawals from and to close deposit accounts and other accounts with any financial institution into which proceeds may have been deposited and to apply funds so withdrawn as provided herein, (e) to receive, open, and read mail addressed to Debtor, and (f) to prepare, adjust, execute, deliver, and receive payment under insurance claims and to collect and receive payment of and endorse any instrument in payment of loss or return premiums on any other insurance refund or return and to apply such amounts as received by Secured Party, at Secured Party’s sole option, toward repayment of the Obligations or replacement of the Collateral. The power of attorney herein conferred is granted for valuable consideration, is coupled with an interest, and is irrevocable so long as any part of the Obligations is unpaid. Secured Party agrees it will not exercise its powers as attorney-in-fact until the occurrence of a payment Event of Default, or a material non-payment Event of Default, and expiration of any applicable cure period.

7.0          Miscellaneous.

7.1          Notices. All notices, requests, demands, or other communications to or upon the parties hereto shall be deemed to have been given or made if given or made in accordance with the Note. Any notice to Borrower pursuant to the Note shall be deemed notice to Debtor.

7.2          Assignment of Collateral. Subject to compliance with the terms of the Securities Purchase Agreement, including Section 5.9 thereof, Secured Party may assign all or any part of the Obligations and may assign, transfer, or deliver to any transferee of any of the Obligations any or all of the rights of Secured Party in the Collateral, and thereafter Secured Party shall be fully discharged from all responsibility with respect to the Collateral so assigned, transferred, or delivered. Such transferee shall be vested with all the powers and rights of Secured Party hereunder with respect to such Collateral, but Secured Party shall retain all rights and powers hereby given with respect to any of the Collateral not so assigned or transferred.

7.3          Alteration, Etc. No waiver, amendment, modification, or alteration of any provision of this Security Agreement (individually, an “Alteration”), nor consent to any departure by Debtor from the terms hereof, or from the terms of any other document, is effective unless such is in writing and signed by Secured Party; and any such Alteration is effective only for the specific purpose and in the specific instance given. No waiver by Secured Party of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default; nor shall such waiver be deemed to be a continuing waiver. No delay of Secured Party in exercising any right shall be deemed to be a waiver thereof, nor shall one exercise of any right affect or impair the exercise of any other right. Time is of the essence in Debtor’s performance hereof.

7.4          Parties Bound. The rights of Secured Party hereunder inure to the benefit of its successors and assigns. The terms of this Security Agreement bind the successors and assigns of the parties hereto, but Debtor may not assign any of its rights or obligations hereunder without the prior written consent of Secured Party. All representations, warranties, and covenants of Debtor survive the execution and delivery hereof. All indemnities by Debtor in favor of Secured Party survive termination or release of this Security Agreement. This Security Agreement constitutes a continuing agreement, and applies to all future transactions, whether or not contemplated at the date hereof, and all renewals, modifications, and extensions thereof.

7.5          Remedies Cumulative, Etc. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any other document for the enforcement of the Security Interest or the enforcement of any duties of Debtor or any other party liable in respect of the Obligations. The exercise by Secured Party of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

7.6          Severability. If any portion of the Obligations or if any provision of this Security Agreement is held to be invalid or unenforceable for any reason, such holding shall not affect any other portion of the Obligations or any other provision contained herein or contained in any other agreement between Debtor and Secured Party, and the same shall continue in full force and effect according to their terms.

7.7          Applicable Law. This Security Agreement and each issue related hereto, including the validity and enforceability hereof, shall be governed and construed according to and determined under the laws of the State of Texas and is performable in Dallas County, Texas.

7.8          Entire Agreement. This Security Agreement together with the other Loan Documents embodies the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

7.9          Usury Savings Clause. The parties hereto intend to conform strictly to the usury laws applicable to the transactions giving rise to the Obligations. Accordingly, (a) the aggregate of all consideration which constitutes interest under controlling applicable law that is contracted for, charged, or received under the Obligations or otherwise in connection with the Obligations shall never exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Secured Party on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations has been or would thereby be paid in full, refunded by Secured Party to Debtor); and (b) if the maturity of the Obligations is accelerated or if there is any required or permitted prepayment, such consideration that constitutes interest under controlling applicable law may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Secured Party on the principal amount of the Obligations (with any amount in excess of the unpaid Obligations to be refunded by Secured Party to Debtor). To the extent that the Texas Finance Code is relevant to Secured Party for the purpose of determining the highest lawful rate of interest allowed from time to time by applicable law, Secured Party hereby elects to determine the applicable rate ceiling under such Article by the weekly rate ceiling from time to time in effect, subject to Secured Party’s right subsequently to change such method in accordance with applicable law.

7.10          Reinstatement. If any payment received by Secured Party is or must be rescinded or returned, the obligations of Debtor pursuant to the Note shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such payment, and the Security Interest shall continue to be effective or be reinstated.

7.11          Jury Waiver. EACH OF SECURED PARTY AND DEBTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF SECURED PARTY AND DEBTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

7.12          Conflicts. If any term hereof conflicts with any provision of the Note, the terms of the Note shall control. If any item of Collateral hereunder also constitutes Collateral granted to Secured Party under any other Loan Document executed by Debtor, in the event of any conflict between the provisions under this Security Agreement and those under such other Loan Document, the provision or provisions selected by Secured Party shall control with respect to such Collateral.

7.13          ENTIRE AGREEMENT. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Blank; Signatures Begin on Next Page]

EXECUTED as of the day, month and year first above written.

DEBTOR:

Superior Drilling Products, LLC
a Utah limited liability company

By:
Name:
Title:
Organizational Number: ____________________________________

SECURED PARTY:

D4D LLC,
a Texas limited liability company

By: Hard 4 Holdings, LLC, its Managing Member

By:
Name: Reid Walker
Title: Manager

APPENDIX I

“Accounts” means all of Debtor’s now owned or existing or hereafter acquired or arising accounts and accounts receivable, and includes all of Debtor’s rights to payment arising out of the transfer of rights in Debtor’s tangible or intangible personal property. For purposes of clarity, “Accounts” shall include all right, title and interest of Debtor in, to and under that certain Agreement by and between Hard Rock Solutions, Inc., a Texas corporation (“HRSI”), and Debtor, as acknowledged by HRSI and Debtor in that certain acknowledgment dated September 11, 2013, whereby HRSI is obligated to pay to Debtor twenty five percent (25%) of the net rental income attributable to rental of the Drill N Ream tool.

“Account Debtor” means each person who is obligated on, under, or with respect to any Payment Rights Collateral.

“Chattel Paper” means all of Debtor’s now owned or existing or hereafter acquired or arising, tangible and intangible chattel paper.

“Collateral” has the meaning specified in Section 2.1.

“Event of Default” has the meaning given such term in the Note.

“General Intangibles” means all of Debtor’s now owned or existing or hereafter acquired or arising general intangibles (including all payment intangibles) and in any event includes all rights to tax refunds, rights arising out of leases, licenses, and contracts which are not accounts, chattel paper, or instruments (including, without limitation, dividends and rights to payment arising out of partnership agreements and management contracts), computer software, warranties, service contracts, program services, rights to refund, reimbursement, indemnification, and subrogation, goodwill, licenses, royalties, franchises, customer lists, reversions from any retirement plan or arrangement, and all other choses in action and causes of action.

“HRSI” has the meaning specified in the definition of Accounts.

“Lien” means any mortgage, deed of trust, pledge, security interest, lien, conditional sale or other title retention agreement, or any financing statement or any distraint, writ of attachment, writ of garnishment, writ of sequestration, or similar writ or any other encumbrance of any nature whatsoever, whether voluntary or not.

“Obligation” has the meaning specified in Section 2.1.

“Payment Rights Collateral” means all Collateral consisting of (a) General Intangibles which constitute payment intangibles, (b) Accounts, and (c) Chattel Paper.

“Permitted Lien” means that Lien created pursuant to that certain Commercial Security Agreement dated September 15, 2011 in favor of American Bank of the North.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated on or about the date hereof by and between the Secured Party and the Borrowers.

“Security Agreement” means this Security Agreement and all amendment hereof or supplements hereto.

“Security Interest” means the security interest granted by Debtor to Secured Party under this Security Agreement.

“Solvent” when used with respect to any person means that the fair value of the property of such person is on the date of determination, greater than the total amount of the liabilities (including contingent liabilities) of such person as of such date and that, as of such date, such person is able to pay all indebtedness of such person as such indebtedness matures.

EXHIBIT 3.3(c)

Trade Names